Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES THIRD QUARTER
2013 FINANCIAL RESULTS

BOCA RATON, Fla., November 6, 2013--Cross Country Healthcare, Inc. (NASDAQ: CCRN) today announced financial results for the third quarter ended September 30, 2013.

THIRD QUARTER FINANCIAL HIGHLIGHTS

•	Consolidated revenue was $108.0 million a decrease of 4% from $112.3 million last year.

•
Adjusted EBITDA from continuing operations (see table titled “Reconciliation of Non-GAAP Financial Measures”) increased to $2.9 million, or 2.7% of revenue, from $1.0 million, or 0.9% of revenue, in the prior year quarter.

•	Income from continuing operations before income taxes was $0.8 million, compared with a loss from continuing operations of $2.0 million, in the prior year quarter.

•	Income from continuing operations was $1.5 million, or $0.05 per diluted share, compared with $0.7 million, or $0.02 per diluted share, in the prior year.

•
Cash flow from operations was $7.2 million. At the end of the quarter, the Company had $32.5 million in cash and cash equivalents, $0.3 million of debt and $26.6 million of availability under its credit facility.

Cross Country Healthcare President and CEO William J. Grubbs commented, “I am pleased with our progress this quarter especially with regards to pricing and cost management which has led to improved profitability.  In addition, there are encouraging trends in our nursing position count and book to bill ratio that should help us get the company on a growth path in coming quarters."

THIRD QUARTER OPERATING PERFORMANCE

Third quarter consolidated revenue was $108.0 million, a decrease of 4% from the same quarter last year, and 2% sequentially. The Company's consolidated gross margin was 26.1%, up 160 basis points from the same quarter last year and 100 basis points sequentially. The margin improvement was due to a combination of lower field insurance costs in our staffing businesses and a continued expansion of the bill/pay spread in our nurse and allied staffing business segment. The Company generated $7.2 million in cash flow from operations during the third quarter of 2013, compared with $1.9 million in the third quarter of 2012.

Revenue from the nurse and allied staffing business segment was down 3% from the same quarter last year, and essentially flat sequentially. Contribution income in this segment was $5.2 million, up from $2.5 million in the same quarter last year. The increase in segment contribution income was primarily due to lower insurance costs, a decrease in selling, general and administrative expenses and improved bill/pay spreads, as well as lower housing costs compared to the prior year quarter.

Revenue from the physician staffing business decreased 4% both year over year and sequentially due to lower volume, partially offset by pricing improvement. Contribution income was $2.2 million, down from $3.1 million in the same quarter last year. The decrease was primarily due to a $0.7 million accrual for certain sales taxes in the third quarter of 2013, based on revised estimates of the liability.

Revenue from the other human capital management services business segment was $9.1 million, down 7% from the same quarter last year and 11% sequentially. Contribution income was $0.1 million, up from $0.03 million in the same quarter last year.

Selling, general and administrative expenses in the third quarter were $25.5 million, down 5% from the same quarter last year and 4% sequentially.

Consolidated net income in the third quarter was $0.9 million or $0.03 per diluted share. Income from continuing operations in the third quarter was $1.5 million or $0.05 per diluted share, including a net tax benefit of $0.6 million, primarily related to discrete items. Income from continuing operations in the third quarter of 2012 was $0.7 million or $0.02 per diluted share.

At September 30, 2013, the Company had $32.5 million in cash and cash equivalents and $0.3 million of debt related primarily to capital lease obligations.

OUTLOOK

The following statements are based on current management expectations. Such statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions or other business combinations, any impairment charges or valuation allowances, or any material legal or restructuring charges. For the fourth quarter of 2013, the Company expects:

•	Revenue to be in the $107 million to $110 million range.

•	Gross profit margin to be approximately 25% to 25.5%.

•	Adjusted EBITDA margin from continuing operations to be in the 1% to 2% range. Adjusted EBITDA, a non-GAAP financial measure, is defined in the accompanying financial statement tables.

•	Earnings per diluted share from continuing operations to be in the range of $0.00 to $0.02.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, November 7, 2013, at 10:00 a.m. to discuss its third quarter 2013 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. From November 7th through November 21st, a replay of the webcast will be available at the Company's website and a replay of the conference call will be available by telephone by calling 800-234-2079 from anywhere in the U.S. or 402-220-9687 from non-U.S. locations - Passcode: 2013.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. is a leader in healthcare staffing with a primary focus on providing nurse, allied and physician (locum tenens) staffing services and workforce solutions to the healthcare market. The Company believes it is one of the top two providers of nurse and allied staffing services, one of the top four providers of temporary physician staffing services, and one of the top four providers of retained physician and healthcare executive search services. The Company also is a leading provider of education and training programs specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 4,000 contracts with hospitals and healthcare facilities, and other healthcare organizations to provide our staffing services and workforce solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and our other Securities and Exchange Commission filings made prior to the date hereof.
Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

Cross Country Healthcare, Inc
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2013	2012	2013	2013	2012

Revenue from services	$108,048	$112,258	$110,768	$329,132	$330,905
Operating expenses:
Direct operating expenses	79,864	84,802	82,930	244,234	247,263
Selling, general and administrative expenses	25,504	26,832	26,603	79,172	82,361
Bad debt expense	215	268	132	769	592
Depreciation	890	1,035	1,040	2,952	3,798
Amortization	552	566	566	1,684	1,698
Restructuring costs (a)	109	—	375	484	—
Legal settlement charge (b)	—	—	750	750	—
Impairment charge	—	—	—	—	18,732
Total operating expenses	107,134	113,503	112,396	330,045	354,444
Income (loss) from operations	914	(1,245)	(1,628)	(913)	(23,539)
Other expenses (income):
Foreign exchange (gain) loss	(53)	108	(110)	(154)	3
Interest expense	190	698	164	634	1,908
Loss on early extinguishment and modification of debt (c)	—	82	—	1,419	82
Other (income) expense, net	(32)	(89)	10	(83)	39
Income (loss) from continuing operations before income taxes	809	(2,044)	(1,692)	(2,729)	(25,571)
Income tax benefit	(644)	(2,763)	(257)	(1,401)	(7,811)
Income (loss) from continuing operations	1,453	719	(1,435)	(1,328)	(17,760)
(Loss) income from discontinued operations, net of income taxes (d)	(539)	(18,319)	(22)	1,943	(14,928)
Net income (loss)	$914	$(17,600)	$(1,457)	$615	$(32,688)

Net income (loss) per common share, basic:
Continuing operations	$0.05	$0.02	$(0.05)	$(0.04)	$(0.58)
Discontinued operations	(0.02)	(0.59)	—	0.06	(0.48)
Net income (loss)	$0.03	$(0.57)	$(0.05)	$0.02	$(1.06)

Net income (loss) per common share, diluted:
Continuing operations	$0.05	$0.02	$(0.05)	$(0.04)	$(0.58)
Discontinued operations	(0.02)	(0.59)	—	0.06	(0.48)
Net income (loss)	$0.03	$(0.57)	$(0.05)	$0.02	$(1.06)

Weighted average common shares outstanding:
Basic	31,085	30,902	30,961	30,984	30,823
Diluted	31,161	30,925	30,961	30,984	30,823

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA (e)
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2013	2012	2013	2013	2012

Income (loss) from operations	$914	$(1,245)	$(1,628)	$(913)	$(23,539)
Depreciation	890	1,035	1,040	2,952	3,798
Amortization	552	566	566	1,684	1,698
Restructuring costs	109	—	375	484	—
Legal settlement charge	—	—	750	750	—
Impairment charge	—	—	—	—	18,732
Equity compensation	451	611	585	1,635	1,980
Adjusted EBITDA from continuing operations (e)	$2,916	$967	$1,688	$6,592	$2,669

Cross Country Healthcare, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$32,453	$10,463
Accounts receivable, net	57,773	62,674
Deferred tax assets	13,371	12,561
Income taxes receivable	2,843	586
Prepaid expenses	6,139	5,580
Assets held for sale	—	46,971
Insurance recovery receivable	4,092	5,484
Other current assets	672	1,049
Total current assets	117,343	145,368
Property and equipment, net	5,878	8,235
Trademarks, net	48,701	48,701
Goodwill, net	62,712	62,712
Other identifiable intangible assets, net	12,808	14,492
Debt issuance costs, net	521	1,610
Non-current deferred tax assets	12,960	16,182
Indemnity escrow receivable	3,750	—
Non-current insurance recovery receivable	10,449	8,210
Other long-term assets	376	413
Total assets	$275,498	$305,923

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$10,302	$10,130
Accrued employee compensation and benefits	19,956	21,650
Current portion of long-term debt	146	33,683
Liabilities related to assets held for sale	—	2,835
Other current liabilities	6,972	4,289
Total current liabilities	37,376	72,587
Long-term debt	109	176
Long-term accrued claims	17,335	16,347
Other long-term liabilities	7,905	7,691
Total liabilities	62,725	96,801

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	245,860	244,924
Accumulated other comprehensive loss	(983)	(3,083)
Accumulated deficit	(32,107)	(32,722)
Total stockholders' equity	212,773	209,122

Total liabilities and stockholders' equity	$275,498	$305,923

Cross Country Healthcare, Inc.
Segment Data (f)
(Unaudited, amounts in thousands)

	Three Months Ended						YOY	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2013	Total	2012	Total	2013	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and allied staffing	$67,448	63%	$69,750	62%	$67,539	61%	(3)%	—%
Physician staffing	31,485	29%	32,681	29%	32,954	30%	(4)%	(4)%
Other human capital management services	9,115	8%	9,827	9%	10,275	9%	(7)%	(11)%
	$108,048	100%	$112,258	100%	$110,768	100%	(4)%	(2)%

Contribution income (g)
Nurse and allied staffing (h)	$5,156		$2,511		$3,693		105%	40%
Physician staffing	2,191		3,108		2,457		(30)%	(11)%
Other human capital management services	55		25		534		120%	(90)%
	7,402		5,644		6,684		31%	11%

Unallocated corporate overhead (h)	4,937		5,288		5,581		7%	12%
Depreciation	890		1,035		1,040		14%	14%
Amortization	552		566		566		2%	2%
Restructuring costs	109		—		375		(100)%	71%
Legal settlement charge	—		—		750		n/a	100%
Impairment charge	—		—		—		n/a	n/a
Income (loss) from operations	$914		$(1,245)		$(1,628)		173%	156%

	Nine Months Ended						YOY
	September 30,	% of	September 30,	% of			% change
	2013	Total	2012	Total			Fav (Unfav)

Revenue from services:
Nurse and allied staffing	$207,736	63%	$206,904	63%			—%
Physician staffing	92,506	28%	92,879	28%			—%
Other human capital management services	28,890	9%	31,122	9%			(7)%
	$329,132	100%	$330,905	100%			(1)%

Contribution income (g)
Nurse and allied staffing (h)	$14,192		$7,771				83%
Physician staffing	6,820		8,192				(17)%
Other human capital management services	879		1,410				(38)%
	21,891		17,373				26%

Unallocated corporate overhead (h)	16,934		16,684				(1)%
Depreciation	2,952		3,798				22%
Amortization	1,684		1,698				1%
Restructuring costs	484		—				(100)%
Legal settlement charge	750		—				(100)%
Impairment charge	—		18,732				100%
Loss from operations	$(913)		$(23,539)				96%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		September 30,		June 30,		September 30,	September 30,
	2013		2012		2013		2013	2012

Net cash provided by operating activities (in thousands)	$7,161		$1,903		$5,913		$11,559	$5,706

Nurse and allied staffing statistical data:
FTEs (i)	2,282		2,450		2,343		2,382	2,443
Days worked (j)	209,944		225,400		213,213		650,286	669,382
Average nurse and allied staffing revenue per FTE per day (k)	$321		$309		$317		$319	$309

Physician staffing statistical data:
Days filled (l)	20,788		22,647		21,999		61,589	64,711
Revenue per days filled (m)	$1,515		$1,443		$1,498		$1,502	$1,435

n/a - not applicable

(a) Restructuring costs primarily related to senior management employee severance pay.
(b) Legal settlement charge relates to an agreement in principle to settle a class action lawsuit.
(c) Loss on early extinguishment and modification of debt relate to the write-off of unamortized net debt issuance costs related to the repayment of term loan and revolver in 2013 and modification fees related to our prior credit facility in the third quarter of 2012.
(d) The Company sold its clinical trial services business on February 15, 2013. The clinical trial services business has been classified as discontinued operations. The transaction resulted in a gain on sale of $4.0 million pretax, or $1.7 million after tax.
(e) Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as income or loss from operations before depreciation, amortization, restructuring costs, legal settlement charges, impairment charges and non-cash equity compensation. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to income or loss from operations as an indicator of operating performance. Management uses Adjusted EBITDA as one performance measure in its annual cash incentive program for certain members of its management team. In addition, management monitors Adjusted EBITDA for planning purposes, including compliance with its debt covenants. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Management believes Adjusted EBITDA, as defined, is useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(f) Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(g) Contribution income is defined as income or loss from operations before depreciation, amortization, restructuring costs, legal settlement charges, impairment charges and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(h) Certain prior year amounts have been reclassified to conform to the current period's presentation. In 2013, the Company refined its methodology for allocating certain corporate overhead expenses and the nurse and allied staffing expenses to more accurately reflect this segment's profitability.
(i) FTEs represent the average number of nurse and allied contract staffing personnel on a full-time equivalent basis.
(j) Days worked is calculated by multiplying the FTEs by the number of days during the respective period.
(k) Average revenue per FTE per day is calculated by dividing the nurse and allied staffing revenue by the number of days worked in the respective periods. Nurse and allied staffing revenue also includes revenue from permanent placement of nurses.
(l) Days filled is calculated by dividing the total hours filled during the period by 8 hours.
(m) Revenue per day filled is calculated by dividing the applicable revenue generated by the Company's physician staffing segment by days filled for the period presented.

Cross Country Healthcare, Inc.
Emil Hensel, 561-237-2020
Chief Financial Officer
ehensel@crosscountry.com

Source: Cross Country Healthcare, Inc.